Exhibit 10.2

SUBSCRIPTION AGREEMENT

CSLM Acquisition Corp.

2400 E. Commercial Boulevard, Suite 900

Ft. Lauderdale, FL 33308

Attention: Charles T. Cassel, III

CSLM Holdings, Inc.

2400 E. Commercial Boulevard, Suite 900

Ft. Lauderdale, FL 33308

Attention: Charles T. Cassel, III

Fusemachines Inc.

500 Seventh Avenue, 7th Floor

New York, NY 10018

Attention: Sameer Raj Maskey

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares (“CSLM Cayman”), CSLM Holdings, Inc. a newly formed Delaware corporation (“CSLM Delaware”), and the undersigned investor (the “Investor”), in connection with the Merger Agreement, dated as of January 22, 2024, as amended on August 29, 2024 (as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among CSLM Cayman, CSLM Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of CSLM Cayman, and Fusemachines Inc., a Delaware corporation (the “Company”), pursuant to which the parties to the Merger Agreement will undertake the transactions described therein (the transactions contemplated by the Merger Agreement, the “Transaction”).

Pursuant to the terms of the Merger Agreement, CSLM Cayman shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of CSLM Cayman with and into CSLM Holdings, pursuant to the Companies Act (As Revised) of the Cayman Islands and the applicable provisions of the Delaware General Corporation Law.

In connection with the Transaction, CSLM Cayman and CSLM Delaware are seeking commitments from interested investors to purchase prior to the closing of the Transaction, shares of CSLM Delaware’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). CSLM Cayman and CSLM Delaware have or may enter into subscription agreements (the “Other Subscription Agreements”, and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”) pursuant to which the Investors have or will agree to purchase on the closing date of the Transaction, Shares at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, CSLM Cayman and CSLM Delaware acknowledges and agrees as follows:

1.

Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from CSLM Delaware the number of Shares set forth on the signature page of this Subscription Agreement at a price per share equal to the Per Share Purchase Price on the terms and subject to the conditions provided for herein, provided, that the total Subscription Amount paid by the Investor at the Closing (as defined below) shall be reduced (with a corresponding reduction to the number of Shares) by (a) a dollar-for-dollar reduction for the amount of Parent Closing Excess Cash (as defined in the Merger Agreement) of up to $1,000,000 of Parent Closing Excess Cash and (b) a $0.20 reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000, provided, however, that the total Subscription Amount shall not be reduced to less than $0. The Investor acknowledges and agrees that CSLM Delaware reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by CSLM Delaware only when this Subscription Agreement is signed by a duly authorized person by or on behalf of CSLM Delaware; CSLM Delaware may do so in counterpart form. The Investor acknowledges and agrees that the Shares that will be purchased by the Investor and issued by CSLM Delaware pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company limited by shares).

2.

Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”, and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur substantially concurrently with and be conditioned upon the effectiveness of, the Transaction. Upon delivery of written notice from (or on behalf of) CSLM Delaware to the Investor (the “Closing Notice”) (a) that CSLM Delaware reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than three (3) business days from the date on which the Closing Notice is delivered to the Investor and (b) the Subscription Amount and Shares calculated as of the Closing Date in accordance with Section 1 above, the Investor shall deliver to CSLM Delaware, two (2) business days prior to the Closing Date specified in the Closing Notice (the “Scheduled Closing Date”), (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by CSLM Delaware in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice in order for the Shares to be issued to the Investor, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, a number of Shares shall be issued to the Investor set forth on the signature page to this Subscription Agreement (as may be modified as set forth in the written notice described above) and subsequently such Shares shall be registered in book entry form with restrictive legends in the name of the Investor on CSLM Delaware’s share register; provided, however, that the obligation to issue the Shares to the Investor is contingent upon CSLM Delaware having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within ten (10) business days following the Scheduled Closing Date specified in the Closing Notice, CSLM Delaware shall promptly (but not later than three (3) business days thereafter) return the Subscription Amount in full to the Investor; provided, that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon the delivery by CSLM Delaware of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.	Closing Conditions.

(a)	The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) (A) all conditions precedent to the closing of the Transaction contained in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived according to the terms of the Merger Agreement and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

(b)

The obligation of CSLM Delaware to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing (except for representations and warranties qualified by materiality, which shall be true and correct in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing; and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing shall have been performed in all material respects.

(c)

The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions (which may be waived by the Investor) that (i) all representations and warranties of CSLM Delaware contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by CSLM Delaware of each of the representations and warranties of CSLM Delaware contained in this Subscription Agreement as of the Closing; and (ii) all obligations, covenants and agreements of CSLM Delaware required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects.

4.

Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.

CSLM Delaware and Company Representations and Warranties. CSLM Delaware and the Company jointly and severally represent and warrant to the Investor that (provided that no representation or warranty by CSLM Delaware shall apply to any statement or information in the SEC Reports (as defined below) that relates to topics referenced in the Statement (as defined below) or any other accounting matters with respect to CSLM Delaware’s securities or expenses or other initial public offering related matters, nor shall any correction, amendment or restatement of CSLM Delaware’s filings or financial statements arising from or relating to the Statement or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be material for purposes of this Subscription Agreement or be deemed to be a breach of any representation or warranty by CSLM Delaware or a Material Adverse Effect):

(a)

As of the date hereof, CSLM Delaware and the Company are each duly incorporated, validly existing and in good standing under the laws of its place of organization (to the extent such concept exists in such jurisdiction). CSLM Delaware and the Company, and each of their respective subsidiaries, have all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing, CSLM Delaware will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(b)

As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens, and will not have been issued in violation of or subject to any preemptive or similar rights created under CSLM Delaware’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

(c)

This Subscription Agreement has been duly authorized, executed and delivered by CSLM Delaware and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against CSLM Delaware in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)

The issuance and sale of the Shares and the compliance by CSLM Delaware with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of CSLM Delaware or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which CSLM Delaware or any of its subsidiaries is a party or by which CSLM Delaware or any of its subsidiaries is bound or to which any of the property or assets of CSLM Delaware is subject that would reasonably be expected to materially affect the validity of the Shares or the legal authority of CSLM Delaware to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any material violation of the provisions of the organizational documents of CSLM Delaware; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over CSLM Delaware or any of its properties that would reasonably be expected to have a Material Adverse Effect, or (iv) require any party to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state local or other governmental authority or any other Person in connection with the execution, delivery and performance of the material terms of this Subscription Agreement.

(e)

As of their respective dates, all reports (the “SEC Reports”) required to be filed by CSLM Delaware with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Investor acknowledges that (i) the Staff of the SEC (the “Staff”) issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the SEC or the Staff relating thereto or to other accounting matters related to CSLM Delaware’s securities or expenses or other initial public offering related matters, the “Statement”), (ii) CSLM Delaware continues to review the Statement and its implications, including on the financial statements and other information included in the SEC Reports and (iii) any restatement, revision or other modification of the SEC Reports, including, without limitation, any changes to historical accounting policies of CSLM Delaware in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to CSLM Delaware, including, without limitation, arising from or relating to CSLM Delaware’s review of the Statement shall be deemed not material for purposes of this Subscription Agreement.

(f)

There are no brokerage or finder’s fees or commissions that are or will be payable by the Company, CSLM Delaware or any of their respective subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Subscription Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Subscription Agreement.

(g)

Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by CSLM Delaware to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) The provisions of this Section 5 shall survive for a period of sixty (60) days after the applicable statute of limitations.

6.	Investor Representations and Warranties. The Investor represents and warrants to CSLM Delaware that:

(a)

The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and has the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(b)

The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(c)

The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares has not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein, subject to applicable law. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that CSLM Delaware files a Current Report on Form 8-K following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(d)

The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from CSLM Delaware. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of CSLM Delaware, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of CSLM Delaware expressly set forth in Section 5 of this Subscription Agreement.

(e)

The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f)

The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to CSLM Delaware, the Transaction and the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, including but not limited to access to marketing materials and a virtual data room containing information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. The Investor acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that he, she or it has reviewed or had the full opportunity to review all disclosure documents provided to such the Investor in the offering of the Shares and no statement or printed material which is contrary to such disclosure documents has been made or given to the Investor by or on behalf of CSLM Delaware or Company.

(g)

The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and CSLM Delaware, the Company or a representative of CSLM Delaware or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and CSLM Delaware, the Company or a representative of CSLM Delaware or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means and neither of CSLM Delaware or Company, or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, CSLM Delaware or the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of CSLM Delaware contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in CSLM Delaware.

(h)

The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including but not limited to those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

(i)

Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in CSLM Delaware. The Investor acknowledges specifically that a possibility of total loss exists.

(j)	In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor.

(k)

The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l)

The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(m)

The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of CSLM Delaware, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(n)

The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. the Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)

Neither the Investor, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Investor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Shares by the Investor will not subject CSLM Delaware to any Disqualification Event.

(p)	The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to CSLM Delaware.

(q)

The Investor has or has commitments to have and, when required to deliver payment to CSLM Delaware pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(r)

As of the date hereof, the Investor does not have, and during the thirty (30) day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of CSLM Delaware.

(s)

The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of CSLM Delaware (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

(t)	The Investor understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by CSLM Delaware.

(u)	The provisions of this Section 6 shall survive for a period of sixty (60) days after the applicable statute of limitations.

7.	Registration Rights.

(a)

In the event that the Shares are not registered in connection with the consummation of the Transaction, CSLM Delaware agrees that, within sixty (60) calendar days after the Closing, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its best efforts to have the Registration Statement declared effective no later than one hundred twenty (120) days after the Closing (the “Effectiveness Deadline”). CSLM Delaware agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) within ninety (90) days without the public information, volume or manner of sale limitations of such rule. The Investor agrees to disclose its ownership to CSLM Delaware upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents CSLM Delaware from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. CSLM Delaware may amend the Registration Statement so as to convert the Registration Statement to a Registration

Statement on Form S-3 at such time after CSLM Delaware becomes eligible to use such Form S-3. The Investor acknowledges and agrees that CSLM Delaware may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of CSLM Delaware or would require premature disclosure of information that would adversely affect CSLM Delaware that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) CSLM Delaware shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-fifty (150) calendar days in any three hundred sixty (360) day period and (II) CSLM Delaware shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. If so directed by CSLM Delaware, the Investor will destroy all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. CSLM Delaware’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to CSLM Delaware such information regarding the Investor, the securities of CSLM Delaware held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by CSLM Delaware to effect the registration of such Shares, and shall execute such documents in connection with such registration as CSLM Delaware may reasonably request that are customary of a selling shareholder in similar situations.

(b)

In the event that CSLM Delaware (i) fails to register the Shares by the Effectiveness Deadline or (ii) fails to maintain such registration pursuant to Section 7(a) (a “Maintenance Failure”), or (iii) if the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which the Investor is unable to sell those Investor Shares included in such Registration Statement without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to Investor of any such delay in, or reduction of, its ability to sell the Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), CSLM Delaware shall pay to the Investor, an amount in cash equal to 2.5% of the Investor’s Subscription Amount (1) on the thirtieth day following the Effectiveness Deadline, Maintenance Failure or Current Public Information Failure, as applicable (the “Penalty Date”), and (2) on every thirty (30) day anniversary of the Penalty Date until such failure is cured; provided that (x) such penalty shall not apply with respect to any Current Public Information Failure until one year from the date that CSLM Delaware files a Current Report on Form 8-K following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations and (y) if the applicable failure is cured between the Effectiveness Deadline, Maintenance Failure or Current Public Information Failure, as applicable and the Penalty Date, the actual penalty will be pro rated for the number of days in such thirty day period during which the failure continued. The aggregate penalty that may be paid under this Section 7(b) shall not exceed eight percent (8%) of the Investor’s Subscription Amount.

(c)

From and after the Closing, CSLM Delaware agrees to indemnify and hold the Investor, each person, if any, who controls the Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Investor within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which the Investor effects or executes the resale of any Shares (collectively, the “Investor Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by the Investor Indemnified Parties directly that are (i) caused by a breach of any representation or warranty contained in this Agreement, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to CSLM Delaware by the Investor for use therein. Notwithstanding the forgoing, CSLM Delaware’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of CSLM Delaware (which consent shall not be unreasonably withheld, delayed or conditioned).

(d)

From and after the Closing, the Investor agrees to, severally and not jointly with any Other Investor or any other selling shareholders using the applicable registration statement, indemnify and hold CSLM Delaware, and the officers, employees, directors, partners, members, attorneys and agents of CSLM Delaware, each person, if any, who controls CSLM Delaware within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of CSLM Delaware within the meaning of Rule 405 under the Securities Act (collectively, the “CSLM Delaware Indemnified Parties”), harmless against any and all Losses incurred by the CSLM Delaware Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to CSLM Delaware by the Investor expressly for use therein. Notwithstanding the forgoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Investor (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the liability of the Investor shall be (x) in proportion to the Investor’s Subscription Amount compared to the aggregate of all subscription amounts paid pursuant to the Subscription Agreements and (y) limited to the Investor’s Subscription Amount.

8.

Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto, and the Company to terminate this Subscription Agreement, or (c) by written notice by the Investor to CSLM Delaware and the Company thirty (30) days after the Outside Closing Date (as defined in the Merger Agreement), if the Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, and such other the Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Closing Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach and (ii) the provisions of Sections 8 through 11 and 13 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. CSLM Delaware shall notify the Investor in writing of the termination of the Merger Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to CSLM Delaware in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to the Investor.

9.

Trust Account Waiver. The Investor acknowledges that CSLM Delaware is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving CSLM Delaware and one or more businesses or assets. The Investor further acknowledges that, as described in CSLM Delaware’s prospectus relating to its initial public offering dated January 12, 2022 (the “Prospectus”) available at www.sec.gov, substantially all of CSLM Delaware’s assets consist of the cash proceeds of CSLM Delaware’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of CSLM Delaware, its public shareholders and the underwriters of CSLM Delaware’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to CSLM Delaware to pay its tax obligations (and up to $100,000 to pay dissolution expenses), the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of CSLM Delaware entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself and its affiliates and representatives, notwithstanding anything to the contrary in this Subscription Agreement, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to CSLM Delaware’s public shareholders or to the underwriters of CSLM Delaware’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account (“Public Distributions”)), and agrees not to seek recourse against the Trust Account or Public Distributions for any reason whatsoever (regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability); provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with CSLM Delaware to not exercise such redemption right. The Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by CSLM Delaware and its affiliates to induce CSLM Delaware to enter in this Subscription Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and each of its affiliates and representatives under applicable law. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 9 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

10.	Miscellaneous.

(a)

Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto and the Company; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of CSLM Delaware and (ii) the Investor’s rights under Section 7 may be assigned to an assignee or transferee of the Shares (other than in connection with a sale of the Shares); provided, further, that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided further, that no assignment pursuant to clause (i) of this Section 10(a) shall relieve the Investor of its obligations hereunder unless otherwise agreed to in writing by CSLM Delaware.

(b)

CSLM Delaware may request from the Investor such additional information as CSLM Delaware may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available. The Investor acknowledges and agrees that if it does not provide CSLM Delaware with such requested information, CSLM Delaware may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that CSLM Delaware may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of CSLM Delaware.

(c)

The Investor acknowledges that CSLM Delaware, the Company, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify CSLM Delaware and the Company in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the Investor as set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify CSLM Delaware and the Company if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from CSLM Delaware will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d)

CSLM Delaware and the Company are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)

This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no amendment, modification, waiver or termination by CSLM Delaware of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(f)

This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as expressly set forth in this Subscription Agreement with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. the Investor acknowledges and agrees that the Company is a third-party beneficiary of the representations, warranties and covenants of the Investor contained in Section 6 of this Subscription Agreement, and that the Company is otherwise an express third party beneficiary of this Subscription Agreement, entitled to enforce the terms hereof against the Investor as if it were an original party hereto.

(g)

Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h)

If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i)

This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by electronic means, such as in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(j)	Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(k)

At any time, CSLM Delaware, with the prior written consent of the Company, may (i) extend the time for the performance of any obligation or other act of the Investor, (ii) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (iii) waive compliance with any agreement of the Investor or any condition to its own obligations contained herein.

(l)

At any time, the Investor may (i) extend the time for the performance of any obligation or other act of CSLM Delaware, (ii) waive any inaccuracy in the representations and warranties of CSLM Delaware contained herein or in any document delivered by CSLM Delaware pursuant hereto and (iii) waive compliance with any agreement of CSLM Delaware or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(m)

The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(n)

This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(o)

Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the state of New York or the federal courts located in the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (i) such party is not personally subject to the jurisdiction of the above named courts for any reason, (ii) such action, suit or proceeding may not be brought or is not maintainable in such court, (iii) such party’s property is exempt or immune from execution, (iv) such action, suit or proceeding is brought in an inconvenient forum, or (v) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING

RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(p)

Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii) if to CSLM Cayman or CSLM Delaware (at or prior to the Closing), to:

CSLM Acquisition Corp.

2400 E. Commercial Boulevard, Suite 900

Ft. Lauderdale, FL 33308

Attention: Charles T. Cassel, III, Chief Executive Officer

E-mail: ccassel@consimllc.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell S. Nussbaum

E-mail: mnussbaum@loeb.com

and

Fusemachines Inc.

500 Seventh Avenue, 7th Floor

New York, NY 10018

Attention: Sameer Raj Maskey, Chief Executive Officer

E-mail: smaskey@fusemachines.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attention: Ilan Katz

E-mail: ilan.katz@dentons.com

(iii)	if to CSLM Delaware (after the Closing), to:

Fusemachines Inc. (the new name of CSLM Delaware)

500 Seventh Avenue, 7th Floor

New York, NY 10018

Attention: Sameer Raj Maskey, Chief Executive Officer

E-mail: smaskey@fusemachines.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attention: Ilan Katz

E-mail: ilan.katz@dentons.com

(q)

The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).

11.

Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or, other than the statements, representations and warranties of CSLM Delaware expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in CSLM Delaware. The Investor acknowledges and agrees that none of (a) any Other Investor pursuant to any Other Subscription Agreement (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (b) the Company or any other party to the Merger Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by CSLM Delaware, the Company, or any Non-Party Affiliate concerning CSLM Delaware, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of CSLM Delaware, the Company or any of CSLM Delaware’s, or the Company’s controlled affiliates or any family member of the foregoing.

12.

No Hedging. The Investor agrees that, from the date hereof until the Closing or the earlier termination of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any Shares or any securities of CSLM Delaware prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of CSLM Delaware, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 12 shall not apply to long sales (including sales of securities held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the date hereof and securities purchased by the Investor in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments.

13.

Disclosure. CSLM Delaware shall, on or prior to the fourth (4th) business day immediately following the date hereof, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby. Upon the issuance of the Disclosure Document, to the actual knowledge of CSLM Delaware, unless the Investor has obtained other material, non-public information through a prior relationship with CSLM Delaware or the Company or has otherwise obtained material, non-public information other than through the virtual data room established by CSLM Delaware or the Company in connection with the Transaction specifically for the Investors who are to be cleansed upon the issuance of the Disclosure Document, the Investor shall not be in possession of any material, non-public information of CSLM Delaware received from CSLM Delaware or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with CSLM Delaware or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. The Investor hereby consents to the publication and disclosure in any press release issued by CSLM Delaware or Form 8-K filed by CSLM Delaware with the SEC in connection with the execution and delivery of the Merger Agreement or this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by CSLM Delaware to any governmental authority or to security holders of CSLM Delaware) of the Investor’s identity and beneficial ownership of Shares and the nature of the Investor’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by CSLM Delaware, a copy of this Subscription Agreement or the form hereof. The Investor will promptly provide any information reasonably requested by CSLM Delaware for any regulatory application or filing made or approval sought in connection with the Transaction or the Closing (including filings with the SEC).

14.

Subsequent Equity Sales. For a period of thirteen (13) months after the Closing, without the consent of a majority-in-interest of the Investors, neither CSLM Delaware, the Company nor any subsidiary or affiliate shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of capital stock, capital stock equivalents (a) pursuant to a Variable Rate Transaction or (b) at a price per share less than $4.15. “Variable Rate Transaction” means any transaction entered into by the Company, CSLM or any subsidiary or affiliate, including any (i) equity line, an at-the-market or similar agreement for an at-the-market offering, or similar agreement, (ii) issuance, or agreement to issue, any capital stock, floating or variable priced equity linked instruments or any other indebtedness or equity security, in any case with price reset rights, including protection against lower priced issuances or adjustments in the event of such issuances (not including adjustments for stock splits, distributions, dividends, recapitalizations and the like). For the avoidance of any doubt, a Variable Rate Transaction does not include a convertible security with a conversion rate above $4.15 per share.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of the Investor: Consilium Investment Capital Inc.	State/Country of Formation or Domicile: Delaware

By:
Name: Charles Cassel III
Title: President

Name in which Shares are to be registered (if different): Affiliates of Investor to be determined at Closing	Date: August 29, 2024

Investor’s EIN: 56-2417635

Business Address-Street: 2400 East Commercial Blvd, Suite 900	Mailing Address-Street (if different):

City, State, Zip: Ft. Lauderdale, FL 33308	City, State, Zip:

Attention: Charles Cassel III	Attention:

Telephone No.: 954-315-9380

Email: ccassel@consimllc.com

Number of Shares subscribed for: 300,000 (subject to reduction as described in this Subscription Agreement)

Aggregate Subscription Amount: $3,000,000 (subject to reduction as described in this Subscription Agreement)	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by CSLM Delaware in the Closing Notice. To the extent the offering is oversubscribed the number of Shares received and the Subscription Amount may be less than the maximum number of Shares subscribed for.

IN WITNESS WHEREOF, CSLM Delaware has accepted this Subscription Agreement as of the date set forth below.

CSLM Holdings, Inc.

By:	/s/ Charles Cassel
Name: Charles T. Cassel III
Title: Chief Executive Officer

Date: August 29, 2024

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A or Section B below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☒	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

** AND **

A.	AFFILIATE STATUS

(Please check the applicable box) INVESTOR:

☒	is:

☐	is not

an “affiliate” (as defined in Rule 144 under the Securities Act) of CSLM Delaware or acting on behalf of an affiliate of CSLM Delaware.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☒ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (in determining individual “income,” a person should add to such person’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income);

☐ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

If the Investor is not an individual, indicate the approximate date the Investor entity was formed: ________________

If the Investor is not an individual, initial the line below which correctly describes the application of the following statement to the Investor’s situation: the Investor (x) was not organized or reorganized for the specific purpose of acquiring the Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Investor. If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

True

False

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.